EXHIBIT 99.1

                             JOINT FILER INFORMATION


Title of Security:  Common Stock, par value $.0001

Issuer and Ticker Symbol:  Rotech Healthcare, Inc. [ROHI]

Designated Filer:  GE Capital CFE, Inc.

Other Joint Filers: General Electric Capital Corporation, General Electric Capital Services, Inc., General Electric Company.

Date of Event Requiring Statement:  April 25, 2006

Addresses: The principal business address of GE Capital CFE, Inc., General Electric Capital Corporation and General Electric Capital Services, Inc. is c/o General Electric Capital Corporation, 201 Merritt 7, Norwalk, Connecticut, 06851. The principal business address of General Electric Company is 3135 Easton Turnpike, Fairfield, Connecticut, 06431.

Signatures:

GE CAPITAL CFE, INC.                           GENERAL ELECTRIC COMPANY


By: /s/  Keith Helming                         By: /s/  Barbara A. Lane
    --------------------------------               -----------------------------
Name: Keith Helming                            Name: Barbara A. Lane
Title: Vice President                          Title: Attorney-in-fact


GENERAL ELECTRIC CAPITAL CORPORATION


By: /s/  Keith Helming
    --------------------------------
Name: Keith Helming
Title: Vice President

GENERAL ELECTRIC CAPITAL SERVICES, INC.


By: /s/  Barbara A. Lane
    --------------------------------
Name: Barbara A. Lane
Title: Attorney-in-fact